Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Third Quarter 2023 Financial Results

Irvine, CA. July 6, 2023 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced financial results for the fiscal third quarter ended May 31, 2023.

Fiscal Third Quarter 2023 Highlights

➣
Total sales were $49.2 million, compared to $38.0 million in the third quarter of 2022;
➣
Comparable restaurant sales increased 10.3% for the third quarter of 2023 as compared to the third quarter of 2022;
➣
Operating income was $1.3 million, compared to operating income of $0.5 million in the third quarter of 2022;
➣
Net income was $1.7 million, or $0.16 per diluted share, compared to net income of $0.5 million, or $0.05 per diluted share, in the third quarter of 2022;
➣
Restaurant-level operating profit* was $11.6 million, or 23.5% of sales;
➣
Adjusted EBITDA* was $5.1 million; and
➣
One new restaurant opened during the fiscal third quarter of 2023.

* Restaurant-level operating profit and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “I’m pleased to announce another excellent quarter for Kura Sushi, both in terms of restaurant-level performance and corporate initiatives. Year-over-year revenue has grown by approximately 30%, driven by our aggressive unit growth and industry-leading comparable sales trends. Our G&A leveraging efforts continue to bear fruit, with an improvement of 130 basis points over the prior year, as well. I’m exceptionally proud to see Kura Sushi continue to mature as a company as it expands its footprint and takes strides towards greater profitability.”

Follow-on Offering of Common Stock

During the third quarter of 2023, the Company completed an underwritten public offering of 1,265,000 shares of its Class A common stock at a public offering price of $54.00 per share, including the exercise in full of the underwriters’ option to purchase 165,000 additional shares of Class A common stock. The Company received aggregate net proceeds from the offering, net of underwriters’ discounts and commissions and offering expenses of approximately $64.3 million.

Review of Fiscal Third Quarter 2023 Financial Results

Total sales were $49.2 million compared to $38.0 million in the third quarter of 2022. Comparable restaurant sales increased 10.3% for the third quarter of 2023 as compared to the third quarter of 2022.

Food and beverage costs as a percentage of sales were 30.0% compared to 29.7% in the third quarter of 2022. The increase is primarily due to food cost inflation, partially offset by increases in menu prices.

Labor and related costs as a percentage of sales decreased to 29.2% from 31.0% in the third quarter of 2022. The decrease in cost as a percentage of sales was primarily due to increases in menu prices and technological initiatives, partially offset by increases in wage rates.

Occupancy and related expenses were $3.6 million compared to $2.7 million in the third quarter of 2022. The increase is primarily due to nine new restaurants opening since the third quarter of 2022.

Other costs as a percentage of sales increased to 12.5% compared to 11.5% in the third quarter of 2022. The increase was primarily driven by advertising, repair and maintenance and travel costs.

General and administrative expenses were $7.0 million compared to $5.9 million in the third quarter of 2022. This increase was primarily due to compensation-related costs, professional fees and travel costs. As a percentage of sales, general and administrative expenses decreased to 14.2% from 15.5% in the third quarter of 2022, primarily due to higher sales leverage.

Operating income was $1.3 million compared to operating income of $0.5 million in the third quarter of 2022.

Income tax expense was $41 thousand compared to income tax benefit of $2 thousand in the third quarter of 2022.

Net income was $1.7 million, or $0.16 per diluted share, compared to net income of $0.5 million, or $0.05 per diluted share, in the third quarter of 2022.

Restaurant-level operating profit* was $11.6 million, or 23.5% of sales, compared to $8.5 million, or 22.5% of sales, in the third quarter of 2022.

Adjusted EBITDA* was $5.1 million compared to $3.2 million in the third quarter of 2022.

Restaurant Development

During the fiscal third quarter of 2023, the Company opened one new restaurant in Buford, Georgia.

Subsequent to May 31, 2023, the Company opened one new restaurant in Framingham, Massachusetts.

Fiscal Year 2023 Outlook

For the full fiscal year of 2023, the Company reiterates and updates the following annual guidance:

➣
Total sales between $187 million and $189 million;
➣
General and administrative expenses as a percentage of sales to be between 15.0% and 15.5%; and
➣
9 to 11 new restaurants, with average net capital expenditures per unit of approximately $2.5 million.

The Company’s guidance assumes no material changes in consumer behavior or broader macroeconomic trends.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, Jeff Uttz, Chief Financial Officer, and Benjamin Porten, SVP Investor Relations & System Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13739075. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 47 locations across 14 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 500 restaurants and 40 years of brand history. For more information, please visit www.kurasushi.com.

2 | Page

Key Financial Definitions

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period. Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Non-GAAP Financial Measures

To supplement the condensed financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

3 | Page

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the impact of a potential resurgence of the COVID-19 pandemic or an outbreak of other highly contagious viruses; the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors, including rising interest rates, the possibility of a recession and instability in financial markets; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its majority stakeholder Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

### #### ###

Investor Relations Contact:

Jeff Priester or Steven Boediarto

(657) 333-4010

investor@kurausa.com

4 | Page

Kura Sushi USA, Inc.

Condensed Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share amounts; unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2023	2022	2023	2022
Sales	$49,238	$37,969	$132,500	$99,091
Restaurant operating costs:
Food and beverage costs	14,770	11,282	40,440	29,615
Labor and related costs	14,362	11,788	40,751	31,840
Occupancy and related expenses	3,554	2,693	9,504	7,195
Depreciation and amortization expenses	1,975	1,376	5,309	3,814
Other costs	6,165	4,372	17,352	12,326
Total restaurant operating costs	40,826	31,511	113,356	84,790
General and administrative expenses	7,012	5,900	20,776	16,714
Depreciation and amortization expenses	92	85	265	256
Total operating expenses	47,930	37,496	134,397	101,760
Operating income (loss)	1,308	473	(1,897)	(2,669)
Other expense (income):
Interest expense	23	23	53	70
Interest income	(436)	(25)	(593)	(75)
Income (loss) before income taxes	1,721	475	(1,357)	(2,664)
Income tax expense (benefit)	41	(2)	66	13
Net income (loss)	$1,680	$477	$(1,423)	$(2,677)
Net income (loss) per Class A and Class B shares
Basic	$0.16	$0.05	$(0.14)	$(0.28)
Diluted	$0.16	$0.05	$(0.14)	$(0.28)
Weighted average Class A and Class B shares outstanding
Basic	10,485	9,722	10,028	9,714
Diluted	10,807	10,069	10,028	9,714

Other comprehensive income (loss):
Unrealized loss on short-term investments	$(7)	—	$(7)	—
Comprehensive income (loss)	$1,673	$477	$(1,430)	$(2,677)

5 | Page

Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	May 31, 2023	August 31, 2022
Selected Balance Sheet Data:
Cash and cash equivalents	$70,474	$35,782
Total assets	$286,248	$201,356
Total liabilities	$126,508	$108,062
Total stockholders’ equity	$159,740	$93,294

	Three months ended May 31,		Nine months ended May 31,
	2023	2022	2023	2022
Selected Operating Data:
Restaurants at the end of period	46	37	46	37
Comparable restaurant sales performance	10.3%	65.3%	11.0%	118.7%
EBITDA	$3,375	$1,934	$3,677	$1,401
Adjusted EBITDA	$5,118	$3,183	$8,065	$4,361
Adjusted EBITDA margin	10.4%	8.4%	6.1%	4.4%
Operating income (loss)	$1,308	$473	$(1,897)	$(2,669)
Operating income (loss) margin	2.7%	1.2%	(1.4)%	(2.7)%
Restaurant-level operating profit	$11,576	$8,543	$27,664	$19,919
Restaurant-level operating profit margin	23.5%	22.5%	20.9%	20.1%

6 | Page

Kura Sushi USA, Inc.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2023	2022	2023	2022
Net income (loss)	$1,680	$477	$(1,423)	$(2,677)
Interest income, net	(413)	(2)	(540)	(5)
Income tax expense (benefit)	41	(2)	66	13
Depreciation and amortization expenses	2,067	1,461	5,574	4,070
EBITDA	3,375	1,934	3,677	1,401
Stock-based compensation expense(1)	975	732	2,570	1,771
Non-cash lease expense(2)	768	517	1,818	1,189
Adjusted EBITDA	$5,118	$3,183	$8,065	$4,361

7 | Page

Kura Sushi USA, Inc.

Reconciliation of Operating Income (Loss) to Restaurant-level Operating Profit

(in thousands; unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2023	2022	2023	2022
Operating income (loss)	$1,308	$473	$(1,897)	$(2,669)
Depreciation and amortization expenses	2,067	1,461	5,574	4,070
Stock-based compensation expense(1)	975	732	2,570	1,771
Pre-opening costs(3)	258	104	1,011	420
Non-cash lease expense(2)	768	517	1,818	1,189
General and administrative expenses	7,012	5,900	20,776	16,714
Corporate-level stock-based compensation included in general and administrative expenses	(812)	(644)	(2,188)	(1,576)
Restaurant-level operating profit	$11,576	$8,543	$27,664	$19,919

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations and comprehensive income (loss).
(2)
Non-cash lease expense includes lease expense from the date of possession of restaurants that did not require cash outlay in the respective periods.
(3)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of restaurants, and other related pre-opening costs.

8 | Page